Sprout Social Announces Third Quarter 2021 Financial Results Above Guidance Range
Expects 2021 Revenue Growth of 40%
Third Quarter Total Revenue of $49.1 Million
30,705 Customers as of September 30, 2021

CHICAGO, November 2, 2021 – Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its third quarter ended September 30, 2021.
“We’re excited to report our fastest quarterly revenue growth rate as a public company,” said Justyn Howard, Sprout Social’s CEO and co-founder. “Our outperformance this quarter was driven by accelerated momentum in our large-customer cohorts, underscoring the quality of our growth. We’re pleased to deliver very strong ACV growth and we see even greater future opportunities as our customers operationalize social.”
“We’re incredibly proud of our team for continuing to raise the bar for our customers and partners.”

Third Quarter 2021 Financial Highlights

Revenue

•Revenue was $49.1 million, up 46% compared to the third quarter of 2020.
•ARR was $204.6 million, up 44% compared to the third quarter of 2020.

Operating Loss

•GAAP operating loss was ($6.8) million, compared to ($6.9) million in the third quarter of 2020.
•Non-GAAP operating loss was ($1.6) million, compared to a Non-GAAP operating loss of ($4.4) million in the third quarter of 2020.

Net Loss

•GAAP net loss was ($7.0) million, compared to ($7.0) million in the third quarter of 2020.
•Non-GAAP net loss was ($1.8) million, compared to a Non-GAAP net loss of ($4.4) million in the third quarter of 2020.
•GAAP net loss per share was ($0.13) based on 53.9 million weighted-average shares of common stock outstanding, compared to ($0.13) based on 51.9 million weighted-average shares of common stock outstanding in the third quarter of 2020.
•Non-GAAP net loss per share was ($0.03) based on 53.9 million weighted-average shares of common stock outstanding, compared to Non-GAAP net loss per share of ($0.09) based on 51.9 million weighted-average shares of common stock outstanding in the third quarter of 2020.

Cash

•Cash and equivalents and marketable securities totaled $175.0 million as of September 30, 2021, up from $171.5 million as of June 30, 2021.
•Net cash generated by operating activities was $4.4 million, compared to net cash used by operating activities of ($2.6) million in the third quarter of 2020.
•Free cash flow was $4.2 million, compared to ($4.0) million in the third quarter of 2020.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines ARR, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics
•Grew number of customers to 30,705 as of September 30, 2021, up 20% compared to September 30, 2020.
•Grew number of customers contributing over $10,000 in ARR to 4,380 customers as of September 30, 2021, up 57% compared to September 30, 2020.
•Grew number of customers contributing over $50,000 in ARR to 478 customers as of September 30, 2021, up 98% compared to September 30, 2020.

Recent Customer Highlights
•During the third quarter, we had the opportunity to help new customers like Tesco PLC, TrueCar, Northland Properties and InstantBrands. We executed growth deals with great brands like Atlassian, Blue Cross Blue Shield of Michigan, BARK and LHC Group.

Recent Business Highlights

Sprout Social published:

•2021 Diversity, Equity & Inclusion Report
•Environmental, Social and Governance (ESG) Website

Fourth Quarter and 2021 Financial Outlook
For the fourth quarter of 2021, the Company currently expects:
•Total revenue between $51.2 and $51.3 million, or overall growth of 37%.
•Non-GAAP operating loss between ($4.0) million and ($3.5) million.
•Non-GAAP net loss per share of between ($0.07) and ($0.06) based on approximately 54.1 million weighted-average shares of common stock outstanding.
“We are pleased to deliver positive free cash flow and another very efficient quarter,” said Joe Del Preto, CFO. “We’re continuing to drive fast growth with improving efficiency, which underscores the attractiveness of our unit economics. As we shared recently at investor day, these economics reinforce our confidence in durable, multi-year growth.”
For the full year 2021, the Company is updating guidance to reflect the following:
•Total revenue between $185.8 to $185.9 million, or overall growth of 40%.
•Non-GAAP operating loss between ($7.8) and ($7.3) million.
•At the midpoint of these ranges, this implies a (4.1%) operating margin and nearly 1,200bps of year-over-year operating margin improvement.
•Non-GAAP net loss per share of between ($0.15) and ($0.14) based on approximately 53.8 million weighted-average shares of common stock outstanding.
The Company’s fourth quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of the ongoing COVID-19 pandemic on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
The financial results and business highlights will be discussed on a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, November 2, 2021. Online registration for this event conference call can be found at http://www.directeventreg.com/registration/event/9709557. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following completion of the events, a webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, commerce and advocacy solutions to more than 30,000 brands and agencies worldwide. Sprout’s unified platform integrates the power of social throughout every aspect of a business and enables social leaders at every level to extract valuable data and insights that drive their business forward. Headquartered in Chicago, Sprout operates across major social media networks, including Twitter, Facebook, Instagram, Pinterest, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “long-term model,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others: the effects of the COVID-19 pandemic and the governmental actions taken to combat the pandemic may materially affect how we and our customers operate our businesses, and the duration and extent to which this threatens our future results of operations and overall financial performance remains uncertain; any decline in new customers, renewals or upgrades; our limited operating history makes it difficult to evaluate our prospects and future results of operations; we operate in competitive markets; we may not be able to sustain our revenue growth rate in the future; our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms; changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand; and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 24, 2021, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation expense. We believe non-GAAP gross profit provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Free cash flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.

Customer Metrics

Annual recurring revenue (“ARR”). We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. Number of customers excludes customers exclusively using legacy products obtained through the acquisition of Simply Measured. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Number of customers contributing more than $50,000 in ARR. We define number of customers contributing more than $50,000 in ARR as those on a paid subscription plan that had more than $50,000 in ARR as of a period end. We view the number of customers that contribute more than $50,000 in ARR as a measure of our ability to scale with our largest customers and attract more sophisticated organizations. We believe this represents potential for future growth, including expanding within our current customer base. Over time, our largest customers have constituted a greater share of our revenue.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.twitter.com/SproutSocialIR
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kaitlyn Gronek
Email: pr@sproutsocial.com
Phone: (773) 904-9674

Investors:
Jason Rechel
Twitter: @SproutSocialIR
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2021	2020
Revenue
Subscription	$ 48,570	$ 33,370
Professional services and other	521	296
Total revenue	49,091	33,666
Cost of revenue(1)
Subscription	12,088	8,588
Professional services and other	258	186
Total cost of revenue	12,346	8,774
Gross profit	36,745	24,892
Operating expenses
Research and development(1)	10,551	7,693
Sales and marketing(1)	21,383	14,774
General and administrative(1)	11,649	9,346
Total operating expenses	43,583	31,813
Loss from operations	(6,838)	(6,921)
Interest expense	(78)	(94)
Interest income	73	50
Other (expense) income, net	(86)	19
Loss before income taxes	(6,929)	(6,946)
Income tax expense	64	51
Net loss and comprehensive loss	$ (6,993)	$ (6,997)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.13)	$ (0.13)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	53,908,520	51,910,517

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,
	2021	2020
Cost of revenue	$ 280	$ 153
Research and development	1,067	509
Sales and marketing	2,316	667
General and administrative	1,563	1,231
Total stock-based compensation expense	$ 5,226	$ 2,560

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2021	2020
Revenue
Subscription	$ 133,105	$ 94,889
Professional services and other	1,489	714
Total revenue	134,594	95,603
Cost of revenue(1)
Subscription	32,723	24,852
Professional services and other	775	450
Total cost of revenue	33,498	25,302
Gross profit	101,096	70,301
Operating expenses
Research and development(1)	27,831	22,686
Sales and marketing(1)	59,358	42,852
General and administrative(1)	32,276	30,970
Total operating expenses	119,465	96,508
Loss from operations	(18,369)	(26,207)
Interest expense	(227)	(285)
Interest income	190	563
Other (expense) income, net	(260)	222
Loss before income taxes	(18,666)	(25,707)
Income tax expense	136	72
Net loss and comprehensive loss	$ (18,802)	$ (25,779)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.35)	$ (0.51)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	53,670,652	50,777,222

(1) Includes stock-based compensation expense as follows:

	Nine Months Ended September 30,
	2021	2020
Cost of revenue	$ 698	$ 617
Research and development	2,721	1,443
Sales and marketing	6,793	1,833
General and administrative	4,367	4,670
Total stock-based compensation expense	$ 14,579	$ 8,563

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$ 115,332	$ 114,515
Marketable securities	59,676	49,364
Accounts receivable, net of allowances of $941 and $1,428 at September 30, 2021 and December 31, 2020, respectively	16,041	17,178
Deferred Commissions	11,866	8,622
Prepaid expenses and other assets	7,138	9,651
Total current assets	210,053	199,330
Property and equipment, net	13,353	14,925
Deferred commissions, net of current portion	11,882	8,757
Operating lease, right-of-use asset	9,629	10,132
Goodwill	2,299	2,299
Intangible assets, net	3,306	4,088
Other assets, net	125	138
Total assets	$ 250,647	$ 239,669
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 4,356	$ 1,543
Deferred revenue	55,875	43,407
Operating lease liability	2,632	2,155
Accrued wages and payroll related benefits	8,932	9,885
Accrued expenses and other	9,141	6,587
Total current liabilities	80,936	63,577
Deferred revenue, net of current portion	118	355
Operating lease liability, net of current portion	21,641	23,638
Total liabilities	102,695	87,570

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 48,303,394 and 45,483,938 shares issued and outstanding, respectively, at September 30, 2021; 46,698,354 and 43,898,850 shares issued and outstanding, respectively, at December 31, 2020	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 8,692,390 and 8,485,446 shares issued and outstanding, respectively, at September 30, 2021; 9,574,566 and 9,367,622 shares issued and outstanding, respectively, at December 31, 2020	1	1
Additional paid-in capital	344,616	328,343
Treasury stock, at cost	(30,824)	(29,206)
Accumulated deficit	(165,845)	(147,043)
Total stockholders’ equity	147,952	152,099
Total liabilities and stockholders’ equity	$ 250,647	$ 239,669

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$ (6,993)	$ (6,997)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	754	686
Amortization of line of credit issuance costs	51	53
Amortization of premium on marketable securities	199	177
Amortization of acquired intangible assets	261	357
Amortization of deferred commissions	3,181	1,998
Amortization of right-of-use operating lease asset	161	224
Stock-based compensation expense	5,226	2,560
Provision for accounts receivable allowances	54	542
Changes in operating assets and liabilities
Accounts receivable	37	(860)
Prepaid expenses and other current assets	(340)	(468)
Deferred commissions	(5,457)	(3,571)
Accounts payable and accrued expenses	6,401	(229)
Deferred revenue	1,449	2,031
Lease liabilities	(619)	864
Net cash provided by (used in) operating activities	4,365	(2,633)
Cash flows from investing activities
Purchases of property and equipment	(196)	(1,408)
Purchases of marketable securities	(16,352)	-
Proceeds from maturity of marketable securities	19,700	-
Net cash provided by (used in) investing activities	3,152	(1,408)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	-	42,127
Payments for line of credit issuance costs	1	8
Proceeds from exercise of stock options	1	82
Employee taxes paid related to the net share settlement of stock-based awards	(444)	-
Payments of deferred offering costs	-	(190)
Net cash (used in) provided by financing activities	(442)	42,027
Net increase in cash and cash equivalents	7,075	37,986
Cash and cash equivalents
Beginning of period	108,257	79,792
End of period	$ 115,332	$ 117,778

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$ (18,802)	$ (25,779)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	2,230	2,120
Amortization of line of credit issuance costs	144	171
Amortization of premium on marketable securities	502	228
Amortization of acquired intangible assets	782	1,070
Amortization of deferred commissions	8,620	5,412
Amortization of right-of-use operating lease asset	503	911
Stock-based compensation expense	14,579	8,563
Provision for accounts receivable allowances	141	1,882
Changes in operating assets and liabilities
Accounts receivable	995	(5,190)
Prepaid expenses and other current assets	2,510	339
Deferred commissions	(14,988)	(8,988)
Accounts payable and accrued expenses	4,414	713
Deferred revenue	12,231	7,721
Lease liabilities	(1,521)	(351)
Net cash provided by (used in) operating activities	12,340	(11,178)
Cash flows from investing activities
Purchases of property and equipment	(662)	(2,216)
Purchases of marketable securities	(79,524)	(49,722)
Proceeds from maturity of marketable securities	68,710	-
Net cash used in investing activities	(11,476)	(51,938)
Cash flows from financing activities
Proceeds from underwriters' purchase of over-allotment shares, related to the Company's initial public offering, net of underwriters' discounts and commissions	-	9,954
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	-	42,127
Payments for line of credit issuance costs	(123)	(118)
Proceeds from exercise of stock options	30	362
Proceeds from disgorgement of stockholders short-swing profits	1,664	-
Employee taxes paid related to the net share settlement of stock-based awards	(1,618)	(6,335)
Payments of deferred offering costs	-	(406)
Net cash (used in) provided by financing activities	(47)	45,584
Net increase (decrease) in cash and cash equivalents	817	(17,532)
Cash and cash equivalents
Beginning of period	114,515	135,310
End of period	$ 115,332	$ 117,778

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Non-GAAP gross profit	$ 37,025	$ 25,045	$ 101,794	$ 70,918
Non-GAAP operating loss	(1,612)	(4,361)	(3,790)	(17,644)
Non-GAAP net loss	(1,767)	(4,437)	(4,223)	(17,216)
Non-GAAP net loss per share	(0.03)	(0.09)	(0.08)	(0.34)
Free cash flow	$ 4,169	$ (4,041)	$ 11,678	$ (13,394)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP gross profit
Gross profit	$ 36,745	$ 24,892	$ 101,096	$ 70,301
Stock-based compensation expense	280	153	698	617
Non-GAAP gross profit	$ 37,025	$ 25,045	$ 101,794	$ 70,918
Reconciliation of Non-GAAP operating loss
Loss from operations	$ (6,838)	$ (6,921)	$ (18,369)	$ (26,207)
Stock-based compensation expense	5,226	2,560	14,579	8,563
Non-GAAP operating loss	$ (1,612)	$ (4,361)	$ (3,790)	$ (17,644)

Reconciliation of Non-GAAP net loss
Net loss and comprehensive loss	$ (6,993)	$ (6,997)	$ (18,802)	$ (25,779)
Stock-based compensation expense	5,226	2,560	14,579	8,563
Non-GAAP net loss	$ (1,767)	$ (4,437)	$ (4,223)	$ (17,216)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.13)	$ (0.13)	$ (0.35)	$ (0.51)
Stock-based compensation expense	0.10	0.04	0.27	0.17
Non-GAAP net loss per share	$ (0.03)	$ (0.09)	$ (0.08)	$ (0.34)

Reconciliation of free cash flow
Net cash provided by (used in) operating activities	$ 4,365	$ (2,633)	$ 12,340	$ (11,178)
Purchases of property and equipment	(196)	(1,408)	(662)	(2,216)
Free cash flow	$ 4,169	$ (4,041)	$ 11,678	$ (13,394)